UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 5, 2009
I2 TELECOM INTERNATIONAL, INC.
(Exact name of Company as specified in its charter)
Washington	0-27704	91-1426372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5070 Old Ellis Pointe, Suite 110, Roswell, Georgia	30076
(Address of principal executive offices)	(Zip Code)
Company’s telephone number, including area code:	(404) 567-4750
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by i2 Telecom International, Inc. (the “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company’s or the Company’s management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01	Entry into a Material Definitive Agreement

On June 8, 2009, pursuant to the terms of a subscription agreement dated June 5, 2009 (attached hereto as Exhibit 10.01, the “Subscription Agreement”) and for a total purchase price of $3,000,000, the Company issued to Stephen F. Butterfield, Living Trust U/A/D 01/12/1999 (the “Butterfield Trust”) (i) 3,000 shares of Series F Convertible Preferred Stock, no par value per share (the “Series F Preferred Shares”), and (ii) a three-year warrant (attached hereto as Exhibit 4.01, the “Warrant”) to purchase 3,000,000 shares of the Company’s common stock, no par value per share (“Common Stock”), at a price of $0.625 per share, which price reflects a one-for-ten (1:10) reverse stock split effected by the Company with the Secretary of State of Washington on May 14, 2009 (the “Reverse Split”). The Subscription Agreement further provides that if, on or prior to July 1, 2009, the holders of at least eighty-five percent (85%) of the debt of the Company that is evidenced by promissory notes have not converted such debt into shares of preferred stock of a newly-formed subsidiary of the Company which will own the intellectual property of the Company, then the Company will convert the Series F Preferred Shares into a promissory note of the Company upon the written request of the Butterfield Trust.

Per the terms set forth in Articles of Amendment that we filed with the Secretary of State of Washington on June 8, 2009, which amended our Certificate of Designations of Rights and Preferences of Series F Convertible Preferred Stock (attached hereto as Exhibit 3.01 and as further described in Item 5.03 below, the “Amended Certificate of Designations”), the 3,000 Series F Preferred Shares are convertible, at the option of the holder, into a total of 6,000,000 shares of Common Stock (taking into account the Reverse Split). The Series F Preferred Shares are also subject to certain other rights and restrictions, as are set forth in the Amended Certificate of Designations.

The Warrant is exercisable until June 5, 2012, at an exercise price of $0.625 per share, subject to adjustment as provided therein (the “Exercise Price”). The Warrant is subject to a repurchase right under which the Company may repurchase any shares of Common Stock issued upon exercise of the Warrant, at a price of $0.10 per share, at any time at which the weighted average price (as defined in the Warrant) of the Common Stock is at or above 200% of the Exercise Price for twenty consecutive trading days.

Furthermore, effective June 5, 2009, the Company and the Butterfield Trust entered into an Exchange Agreement (attached hereto as Exhibit 10.02, the “Exchange Agreement”) whereby the Company issued to the Butterfield Trust an Amended and Restated Warrant (attached hereto as Exhibit 4.02, the “Amended and Restated Warrant”) which amended certain terms of a warrant that the Company issued to the Butterfield Trust on April 27, 2009 (as filed as Exhibit 4.60 to the Company’s Current Report on Form 8-K, on May 8, 2009, and incorporated herein by reference, the “Original Warrant.”) The Original Warrant entitled the Butterfield Trust to purchase up to 2,857,143 shares of common stock, no par value per share, of the Company and provided for a five-year exercise term and a purchase price of $0.0875 per each share of common stock of the Company. The Amended and Restated Warrant amended the terms of the Original Warrant to reflect the Company’s Reverse Split and to (i) reduce the exercise period from five years to three years, (ii) change the number of shares that can be purchased under the Warrant from 2,857,143 to 500,000, and (iii) change the purchase price from $0.0875 to $0.625 per each share of Common Stock. Pursuant to the Exchange Agreement, the Original Warrant was cancelled.

Item 3.02	Unregistered Sales of Equity Securities

As described under Item 1.01 above, the Company issued on June 8, 2009, 3,000 Series F Preferred Shares and on June 5, 2009, a Warrant for the purchase of 3,000,000 shares of Common Stock for a total purchase price of $3,000,000. See Item 1.01 for a description of the Warrant, the Series F Preferred Shares, and the Subscription Agreement.

The sale of the Series F Preferred Shares and the Warrant was not registered under the Securities Act of 1933, as amended (the "Act"), in reliance on the private offering exemption from registration provided by Section 4(2) of the Act.

Item 3.03	Material Modification to Rights of Security Holders.

As described under Item 1.01 above and Item 5.03 below, the Company filed an Amended Certificate of Designations with the Secretary of State of Washington on June 8, 2009. The Amended Certificate of Designations provides that all shares of Common Stock and any other equity securities of the Company shall be of junior rank to all Series F Preferred Shares with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Montgomery L. Bannerman resigned as director of the Company effective June 8, 2009. Prior to his resignation, Mr. Bannerman served as a member of the Company’s Audit Committee.

Also effective June 8, 2009, the Board of Directors appointed Frederick D. Mapp as a director of the Company to fill the vacancy created by Mr. Bannerman’s resignation.

As provided in our Amended Certificate of Designations (as more fully described in Item 5.03 below), the holders of Series F Preferred Shares are entitled to elect one director to the Company’s Board of Directors so long as any Series F Preferred Shares are issued and outstanding. Our Board of Directors had discussions with the sole holder of the Series F Preferred Shares, the Butterfield Trust, regarding the appointment of a director to fill the vacancy caused by the resignation of Mr. Bannerman, upon which it was agreed among the Board of Directors, Mr. Mapp and the Butterfield Trust that Mr. Mapp would be appointed to fill such vacancy until the next Annual Meeting of Shareholders, at which time the Butterfield Trust shall elect a Series F Preferred Director, as such term is defined in Section 5(b) of the Amended Certificate of Designations. It is anticipated that Mr. Mapp will serve as the Series F Preferred Director if elected by the Butterfield Trust at the next Annual Meeting of Shareholders.

As a result of Mr. Mapp agreeing to serve as a director of the Company, the Board of Directors has agreed to grant to Mr. Mapp options to purchase 200,000 shares of the Company’s common stock, no par value, (taking into account the Reverse Split) pursuant to the Company’s 2004 Stock Incentive Plan. The options are exercisable at $0.70 per share, vesting at 1/36th each month over a three year period. The options will expire three years from the grant date.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective June 8, 2009, we filed Articles of Amendment that amend our Certificate of Designations of Rights and Preferences of Series F Convertible Preferred Stock (the “Amended Certificate of Designations”), which designated 10,000 shares of Preferred Stock Series F, no par value (the “Series F Preferred Shares”).

Each share of the Series F Preferred Shares is convertible at the option of the holder into shares of our Common Stock, no par value. The conversion price for the Series F Preferred Shares was amended from $0.07 to $0.50, which price reflects the Reverse Split, and which price shall further be subject to adjustment as provided in the Amended Certificate of Designations. In addition, the automatic conversion provisions of the Series F Preferred Shares were deleted. Furthermore, restrictions were added to the Amended Certificate of Designations whereby a holder of Series F Preferred Shares may not convert his Series F Preferred Shares if the conversion would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 4.9% of the then issued and outstanding shares of Common Stock outstanding at such time.

The foregoing description of the Series F Preferred Shares is qualified in its entirety by reference to the Amended Certificate of Designations, dated June 8, 2009, in the Company’s Articles of Amendment, filed as Exhibit 3.01 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

3.01	Articles of Amendment
4.01	Warrant
4.02	Amended and Restated Warrant
10.01	Subscription Agreement
10.02	Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I2 TELECOM INTERNATIONAL, INC.
(Company)

Date	June 10, 2009
By:		/s/ Paul Arena
Name		Paul Arena
Title:		Chief Financial Officer